UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2010

Rex Energy Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33610	20-8814402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

476 Rolling Ridge Drive, Suite 300

State College, Pennsylvania 16801

(Address of Principal Executive Office and Zip Code)

(814) 278-7267

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On January 12, 2010, Rex Energy Corporation issued a press release announcing its total proved oil and natural gas reserves as of December 31, 2009, its capital budget for 2010 and an operational update of its drilling and leasing activities in the Marcellus Shale. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01	Other Events.

The information relating to Rex Energy Corporation’s estimated quantities of proved reserves and future revenue, as of December 31, 2009, contained in the Summary of Proved Reserves and Future Revenue of Oil and Gas Properties of Rex Energy Corporation and subsidiaries of Netherland, Sewell & Associates, Inc., dated January 8, 2010, which is attached as Exhibit 99.2 hereto, is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Title

23.1	Consent of Netherland, Sewell & Associates, Inc.

99.1	Press Release of Rex Energy Corporation dated January 12, 2010

99.2	Summary of Proved Reserves and Future Revenue of Oil and Gas Properties, as of December 31, 2009, of Rex Energy Corporation and subsidiaries of Netherland, Sewell & Associates, Inc., dated January 8, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX ENERGY CORPORATION

By:	/s/ BENJAMIN W. HULBURT
Benjamin W. Hulburt
President and Chief Executive Officer

Date: January 12, 2010

EXHIBIT INDEX

Exhibit Number	Exhibit Title

23.1	Consent of Netherland, Sewell & Associates, Inc.

99.1	Press Release of Rex Energy Corporation dated January 12, 2010

99.2	Summary of Proved Reserves and future revenue, as of December 31, 2009, of Rex Energy Corporation and subsidiaries of Netherland, Sewell & Associates, Inc., dated January 8, 2010

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